                                                                      EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Piccadilly Cafeterias, Inc. of our report dated July 27, 1998, included in the 1998 Annual Report to Shareholders of Piccadilly Cafeterias, Inc.

Our audits also included the financial statement schedule of Piccadilly Cafeterias, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-17737 and Form S-8 No. 33-27793) and in the Registration Statement and related Prospectuses (Form S-3 No. 33-17131) of our report dated July 27, 1998, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Piccadilly Cafeterias, Inc.



                                                               Ernst & Young LLP

New Orleans, Louisiana
September 23, 1998